Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated December 17, 2025, with respect to the consolidated financial statements of Live Ventures Incorporated as of and for the years ended September 30, 2025 and 2024, which are incorporated by reference in this Registration Statement on Form S-3 and related Prospectus.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ Frazier & Deeter, LLC

Nashville, Tennessee

August 28, 2026